Exhibit 99.1

Microbot Medical Expand IP protection in Japan

Received Grant of Protection for a Design Patent in Japan Covering its Innovative LIBERTY® Robotic Drive

HINGHAM, Mass., June 22, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic surgical system, today announced the expansion of its global IP portfolio by receiving a Grant of Protection from the Japan Patent Office for a Design Patent covering the innovative industrial design of the robotic drive of the LIBERTY Robotic Surgical System.

Microbot’s IP portfolio for LIBERTY and its related technologies includes 19 patents issued/allowed and 41 applications pending.

This Design Patent complements previously received protection in Japan covering the unique design of the LIBERTY Robotic System remote controller. Similar Design Patents were granted in the U.S., Europe, and Israel.

Noa Ofer, Senior Director of IP, said “we are thrilled to receive additional validation and protection for our LIBERTY Robotic Surgical System. As we continue our regulatory efforts, receiving patent allowances and grants in major global territories is not only enhancing our intellectual property portfolio but also reinforcing our commitment to bring cutting-edge robotic technologies to healthcare professionals and patients worldwide.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com